SECOND QUARTER REPORT − 2014 Dear Fellow Shareholders: I’m pleased to report that investments we’ve made over the past several quarters to reshape Camden National for the future, including enhancing our products to better serve our customers, have begun to provide important benefits for our organization. These strategic decisions and the impact to financial performance are highlighted below: • We further expanded our lending professionals after the acquisition of 14 branches in late 2012; supplementing our already strong teams and leading to loan growth of 7.4% for the first half of 2014. • Our stronger and more focused franchise has allowed us to minimize the impact of divesting five branches in October 2013. Those branches contributed approximately $342,000 of net income for the first six months of last year. • The financial stability of our organization, combined with the gain from the branch divestiture, has provided us the flexibility to repurchase 249,500 shares of our common stock, which contributed to the 2.6% increase in diluted earnings per share when comparing the first six months of 2014 to the first six months of 2013. We are pleased with our financial results during a time of transformation for both the company and the banking industry. For the first six months of 2014, Camden National Corporation reported net income of $12.0 million, a slight increase compared to the first six months of 2013, even with the cost of executing several significant strategic initiatives. We experienced improved asset quality with reduced net charge-offs and lower levels of past due loans. Return on average equity for the second quarter of 2014 was 10.92%, up from 9.97% in the first quarter of 2014, while our year-to-date return on average equity for the first six months of 2014 was 10.45% compared to 10.26% a year ago. We continue to pursue our existing strategies and embark on new ones that will strengthen our offerings for all customers, and provide critical operating leverage through efficiencies. One of these efforts is to provide secure and convenient ways for customers to transact business. In the second quarter, we converted to a new debit card processor, which not only provides better service and security to customers, but also offers internal processing efficiencies. The customer revolution for new ways to bank continues, and we are committed to keeping pace. In the second quarter, we launched an enhanced mobile banking application for tablets, improved our mobile deposit technology, and rolled out text banking to allow customers with cell phones to check balances and make transfers from their devices. Our ability to make large, company-wide, strategic changes, as well as introduce new products and services, is dependent upon maintaining a strong capital structure. The Company’s total risk-based capital ratio, Tier I risk-based capital ratio and Tier I leverage capital ratio was 15.32%, 14.07% and 9.09%, respectively, at June 30, 2014. Camden National Corporation continues to exceed capital levels established by the Federal Reserve to be considered ‘‘well capitalized.’’ The board of directors approved a dividend of $0.27 per share, payable on July 31, 2014 for shareholders of record on July 17, 2014. This represents a 2.79% dividend yield based on our June 30, 2014 closing share price of $38.76 per share. We believe combining dividends with our repurchase activity provides returns for shareholders today while ensuring adequate capital to fuel our growth and long-term shareholder value in the future. Your continued support of Camden National Corporation as shareholders and customers is much appreciated. Sincerely, Gregory A. Dufour President and Chief Executive Officer CamdenNational.com | 800-860-8821

FINANCIAL HIGHLIGHTS (unaudited) Three Months Ended June 30, Six Months Ended June 30, (Dollars in thousands, except per share data) 2014 2013 2014 2013 Earnings and Dividends Net interest income $ 19,248 $ 19,250 $ 37,658 $ 38,418 Provision for credit losses 643 695 1,136 1,369 Non-interest income 6,504 6,376 12,189 12,712 Non-interest expense 15,792 15,648 30,917 32,148 Income before taxes 9,317 9,283 17,794 17,613 Income taxes 3,001 2,952 5,763 5,620 Net income $ 6,316 $ 6,331 $ 12,031 $ 11,993 Diluted earnings per share $ 0.85 $ 0.82 $ 1.60 $ 1.56 Cash dividends declared per share 0.27 0.27 0.54 0.54 Performance Ratios Return on average equity 10.92% 10.71% 10.45% 10.26% Return on average assets 0.95% 0.98% 0.92% 0.94% Net interest margin 3.11% 3.23% 3.09% 3.25% Efficiency ratio 61.49% 60.30% 62.07% 62.08% Balance Sheet (end of period) Investments $ 802,644 $ 809,093 Loans and loans held for sale 1,696,765 1,605,385 Allowance for loan losses 21,905 23,321 Total assets 2,691,706 2,601,778 Deposits 1,857,462 1,894,087 Borrowings 564,900 448,335 Shareholders’ equity 237,720 229,620 Book Value per Share and Capital Ratios Book value per share $ 32.03 $ 30.05 Tangible book value per share 25.46 23.15 Tier I leverage capital ratio 9.09% 9.05% Total risk-based capital ratio 15.32% 15.82% Asset Quality Allowance for credit losses to total loans 1.29% 1.45% Net charge-offs to average loans (annualized) 0.10% 0.14% Non-performing loans to total loans 1.54% 1.63% Non-performing assets to total assets 1.05% 1.09% BILLION S LOAN BALANCES AT END OF PERIOD $1.50 $1.55 $1.60 $1.65 $1.70 $1.75 1st Q 2013 2nd Q 2013 3rd Q 2013 4th Q 2013 1st Q 2014 2nd Q 2014 Ja n Fe b M ar A p r M ay Ju n Ju l A u g Se p O ct N o v D ec CAMDEN NATIONAL STOCK PRICE (as of last business day of month) 2013 2014 $33.08 $35.47 $40.76 $41.84 $41.20 $38.76 $30 $35 $40 $45 A complete set of financial statements for Camden National Corporation may be obtained upon written request to Camden National Corporation, P.O. Box 310, Camden, Maine 04843. CamdenNational.com | 800-860-8821